UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2019

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

90 Matawan Road, Fifth Floor
Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 15, 2019, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly owned subsidiary of Hovnanian Enterprises, Inc. (“Hovnanian”), completed its previously announced private placement issuance of $25,000,000 aggregate principal amount of 10.500% Senior Secured Notes due 2024 (the “Additional Notes”) to GSO Capital Partners LP or one or more funds managed or advised by it (the “Purchasers”), pursuant to a Note Purchase Agreement, dated January 15, 2019 (the “Note Purchase Agreement”), among K. Hovnanian, Hovnanian, as a guarantor, the subsidiary guarantors party thereto (the “Notes Subsidiary Guarantors”) and the Purchasers. The Additional Notes were issued as additional notes of the same series as the $400,000,000 aggregate principal amount of 10.500% Senior Secured Notes due 2024 issued by K. Hovnanian on July 27, 2017 (together with the Additional Notes, the “Notes”).

In connection with the sale of the Additional Notes, K. Hovnanian, Hovnanian, the Notes Subsidiary Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”), to the Indenture, dated as of July 27, 2017 (as amended and supplemented prior to the date hereof, the “Original Indenture” and, together with the Seventh Supplemental Indenture, the “Indenture”) among K. Hovnanian, Hovnanian, the subsidiary guarantors party thereto, the Trustee and the Collateral Agent.

The Notes and the guarantees thereof are secured by pari passu liens with K. Hovnanian’s 10.000% Senior Secured Notes due 2022 (the “2022 Notes”) on substantially all the assets of K. Hovnanian, Hovnanian and the Notes Subsidiary Guarantors, subject to permitted liens and certain exceptions. The liens securing the Notes rank junior to the liens securing K. Hovnanian’s $125.0 million senior secured revolving loan credit facility and any other future secured obligations that are senior in priority with respect to the assets securing the Notes.

The Notes bear interest at 10.500% per annum and mature on July 15, 2024. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, beginning (in the case of the Additional Notes) on July 15, 2019, to holders of record at the close of business on January 1 or July 1, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit, among other things, the ability of Hovnanian and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase subordinated indebtedness and common and preferred stock, make other restricted payments (including investments), sell certain assets (including in certain land banking transactions), incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and enter into certain transactions with affiliates. The Indenture also contains customary events of default which would permit the holders of the Notes to declare those Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the Notes or other material indebtedness, the failure to satisfy covenants, the failure of the documents granting security for the Notes to be in full force and effect, the failure of the liens on any material portion of the collateral securing the Notes to be valid and perfected and specified events of bankruptcy and insolvency.

In connection with the issuance of the Additional Notes and execution of the Seventh Supplemental Indenture, (i) K. Hovnanian, Hovnanian, the Notes Subsidiary Guarantors, the Collateral Agent, the Trustee, Wilmington Trust, National Association, in its capacity as Junior Joint Collateral Agent (the “Junior Joint Collateral Agent”), Wilmington Trust, National Association, in its capacity as Revolving Loan Agent, and Wilmington Trust, National Association, in its capacity as Mortgage Tax Collateral Agent, entered into a Confirmation and Acknowledgement (Amended and Restated Intercreditor Agreement and Second Amended and Restated Mortgage Tax Collateral Agency Agreement), dated January 15, 2019 (the “ICA Acknowledgement”), pursuant to which the parties acknowledged that the Notes constitute “Secured Notes” and “Junior Claims” and the holders of the Notes constitute “Noteholders” and “Junior Creditors”, for all purposes under the Amended and Restated Intercreditor Agreement and Mortgage Tax Collateral Agency Agreement which, among other agreements, govern the relationship between certain parties holding K. Hovnanian’s secured debt, including the Notes; and (ii) K. Hovnanian, Hovnanian, the Notes Subsidiary Guarantors, the Collateral Agent and the Junior Joint Collateral Agent entered into the Confirmation and Acknowledgement (Collateral Agency Agreement), dated January 15, 2019 (the “CAA Acknowledgement”), pursuant to which the parties acknowledged that the Notes constitute “Secured Notes” and the holders of the Notes constitute “Secured Noteholder Parties” for all purposes under the Collateral Agency Agreement, dated as of July 27, 2017, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which Wilmington Trust, National Association, was appointed joint collateral agent for the secured parties with respect to the Notes and the secured parties with respect to the 2022 Notes.

The Seventh Supplemental Indenture, the ICA Acknowledgement and the CAA Acknowledgement are attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 with respect to the Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 4.1

Seventh Supplemental Indenture, dated as of January 15, 2019, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as Trustee and as Collateral Agent.

Exhibit 10.1

Confirmation and Acknowledgement (Amended and Restated Intercreditor Agreement and Second Amended and Restated Mortgage Tax Collateral Agency Agreement), dated January 15, 2019, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors party thereto, Wilmington Trust, National Association, as Collateral Agent, Wilmington Trust, National Association, as Trustee, Wilmington Trust, National Association, as Junior Joint Collateral Agent, Wilmington Trust, National Association, as Revolving Loan Agent and Wilmington Trust, National Association, as Mortgage Tax Collateral Agent.

Exhibit 10.2

Confirmation and Acknowledgement (Collateral Agency Agreement), dated January 15, 2019, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors party thereto, Wilmington Trust, National Association, as Collateral Agent and Wilmington Trust, National Association, as Collateral Agent under the Junior Collateral Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Michael Discafani
	Name:	Michael Discafani
	Title:	Vice President, Corporate Counsel and Secretary

Date: January 17, 2019